UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2012

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                            (Zip Code)

Registrant's telephone number, including area code:                                                                                     (412) 442-8200

Item 7.01  Regulation FD Disclosure

    On December 17, 2012, Matthews International Corporation (“Matthews”) announced that the Company acquired Pyramid Controls, Inc. and its affiliate, Pyramid Control Systems (collectively, “Pyramid”).  Pyramid, which is located in Cincinnati, Ohio, is a provider of warehouse control systems and conveyor control solutions for distribution centers.  The acquisition is designed to expand Matthews' fulfillment products and services in the warehouse management market.  Pyramid reported sales of $18 million in calendar 2011 and has approximately 50 employees.  The initial purchase price for the transaction was approximately $24.5 million, plus potential additional consideration based on future operating results.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

99.1	Press Release, dated December 17, 2012, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

December 19, 2012